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                                                                    EXHIBIT 99.2

                             SUMMIT PROPERTIES INC.

DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN
BROKER AND NOMINEE FORM

By Mail:
To:  First Union National Bank
     1525 West W.T. Harris Boulevard
     Charlotte, NC 28288-1153
     Telephone: (800) 829-8432
     Attn: Dividend Reinvestment

INSTRUCTIONS                                                 DATED:

     As provided in the Prospectus dated October   , 1997 (the "Prospectus")
relating to the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Summit Properties Inc. (the "Company"), this form is to be used only by a broker, bank nominee or trustee investing an optional cash payment on behalf of a beneficial owner whose shares are held in the name of a major securities depository.

     The broker, bank nominee or trustee submitting this form hereby certifies that (i) a current copy of the Prospectus, together with any supplements thereto, has been delivered to the beneficial owner on whose behalf the optional cash payment listed below is being transmitted; (ii) the information contained herein is true and correct as of the date of this form and will continue to be true and correct on the business day immediately preceding the Investment Date (as defined in the Prospectus) next following the date of this form; and (iii) the amount of the optional cash payment listed below for such participating beneficial owner is not less than $100 or more than $10,000.

     A new form must be completed each time an optional cash payment is submitted.

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Name of Participant Submitting Payment

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Address

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Area Code and Telephone Number

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Optional Cash Payment Amount($)

Form of Payment:  [ ] Check  [ ] Money Order

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Name of Broker, Bank or Other Nominee

Signature

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By Broker, Bank Nominee or Trustee

x
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Authorized Signature

1. [ ] FULL DIVIDEND REINVESTMENT -- Please apply all Plan dividends on shares of the Company's Stock held in the account indicated above, or acquired with optional cash payments (except as otherwise designated in (3) below), to the purchase of additional shares of the Company's Stock.

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Taxpayer Identification Number

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Contact

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Title of Account to Which Shares are to be Credited

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Name of Depository

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Participant Number with Depository

2. [ ] PARTIAL DIVIDEND REINVESTMENT -- Please apply the dividends on
------ shares of the Company's Stock held in the account indicated above, to the purchase of additional shares of the Company's Stock.

3. [ ] OPTIONAL CASH PAYMENTS -- Please enroll us on behalf of the beneficial owner, who does not currently own the Company's Stock, in a Stock Purchase Program account. Dividends on Plan Shares acquired through optional cash payments by any beneficial owner will be:

[ ] paid directly to
                     --------------------------------------------
[ ]enrolled in the Full Dividend Reinvestment Program.

[ ]enrolled in the Partial Dividend Reinvestment Program in the amount of -------- shares.